Exhibit 99.1

FSP 50 South Tenth Street Corp.

FSP 50 South Tenth Street Corp. (the "Company") has declared a dividend in the amount of $1,750 per share of preferred stock, representing property operations for the quarter ended September 30, 2010. The dividend will be payable on November 29, 2010 and will be distributed by the Company’s transfer agent, American Stock Transfer & Trust Co. (“AST”). NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company owns a twelve-story, multi-tenant Class “A” building containing approximately 486,000 square feet of office and retail space located in the Central Business District (“CBD”) of Minneapolis, Minnesota. The property’s occupancy for the third quarter held steady at 98.6%.

During the third quarter, management successfully renewed its last tenant with a 2010 expiration. Of the 35,375 square feet of leases expiring in 2011, three leases totaling 17,738 square feet have already been renewed, and management has initiated discussions with the other existing tenants with 2011 lease expirations and is optimistic about their renewal probability. Additionally during the quarter, management secured a replacement tenant for a small retail space vacated earlier in the year, although the new lease was executed following the close of the quarter so the above occupancy figures do not reflect the newly-leased square feet.

Management, through its local representatives, continues to monitor performance and needs of some of the retail tenants and is working with some of the smaller tenants to identify strategies for improving their visibility in an ongoing effort to enhance the overall performance of the property’s retail tenants. The slowdown in the general economy notwithstanding, the property continues to enjoy a very strong position in the office market and has been successful in maintaining its high occupancy and achieving its asking rates for new and renewal office lease deals.

During the third quarter, management in conjunction with our local on-site property management company continued its evaluation of the property's operations both for greater energy efficiency and more active and proactive sustainability practices, and the property recently received its renewed Energy Star certification for 2010. Additionally, we are pleased to report that on November 1, 2010 the property received LEED Gold Certification by the U.S. Green Building Council in the Leadership in Energy and Environmental Design for Existing Buildings: Operations and Maintenance.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001379075

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 50 South (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

Please feel free to contact your FSP Investment Executive (800-950-6288) with any questions you may have.

FSP 50 South Tenth Street Corp. - Dividend Summary

QUARTER ENDING	DIVIDEND PER SHARE	TOTAL DIVIDENDS PAID	ANNUALIZED YIELD*
(11/08-12/31)
12/31/2006	$ 900	$ 630,000	6.0%
03/31/2007	$1,751	$1,225,700	7.0%
06/30/2007	$1,752	$1,226,400	7.0%
09/30/2007	$1,757	$1,229,900	7.0%
12/31/2007	$1,764	$1,234,800	7.1%
03/31/2008	$1,857	$1,299,900	7.4%
06/30/2008	$1,750	$1,225,000	7.0%
09/30/2008	$1,750	$1,225,000	7.0%
12/31/2008	$1,750	$1,225,000	7.0%
03/31/2009	$1,750	$1,225,000	7.0%
06/30/2009	$1,750	$1,225,000	7.0%
09/30/2009	$1,750	$1,225,000	7.0%
12/31/2009	$1,750	$1,225,000	7.0%
03/31/2010	$1,750	$1,225,000	7.0%
06/30/2010	$1,750	$1,225,000	7.0%
09/30/2010	$1,750	$1,225,000	7.0%

*Yield based on original offering amount of $70,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.